SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – January 29, 2010

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Honeywell International Inc. (the “Company”) held an investor conference call and webcast this morning on which it provided guidance regarding estimated first quarter 2010 sales and earnings per share (EPS). The Company is clarifying that the first quarter 2010 EPS guidance presented on the call/webcast included planning assumptions related to a potential negative $0.04-$0.05 per share impact from proposed health care legislation that would repeal federal tax deductions related to certain employee medical benefits, which would result in a reversal of a deferred tax asset and a one-time expense in the quarter in which such legislation is enacted. No assurances can be given that proposed health care legislation will be enacted in its current form or as to the timing of enactment of any such legislation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2010	HONEYWELL INTERNATIONAL INC.

By: /s/ Thomas F. Larkins

Thomas F. Larkins

Vice President, Corporate Secretary and

Deputy General Counsel